EXHIBIT 10.5
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                       PARENT SHAREHOLDERS' AGREEMENT
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        AGREEMENT, dated as of July 13, 2000, among Triple S Plastics,
   Inc., a Michigan corporation (the "COMPANY"), and each of the individuals set forth on the signature pages hereto (collectively, the "PARENT SHAREHOLDERS").

                            W I T N E S S E T H:

        WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Eimo Oyj, a company organized under the laws of the Republic of Finland ("Parent"), and Spartan Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the "Merger Sub"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Merger Sub will be merged with and into the Company (the "Merger");

        WHEREAS, each of the Parent Shareholders is the owner of shares of capital stock of Parent, as more particularly described herein; and

        WHEREAS, as an inducement and a condition to entering into the Merger Agreement, the Company has required that the Parent
   Shareholders agree, and the Parent Shareholders have agreed, to enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

        1.   DEFINITIONS.  For purposes of this Agreement:

             (a) "BENEFICIALLY OWN," "BENEFICIALLY OWNED," BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meaning of Section 13(d)(3) of the Exchange Act.

             (b) "PARENT SHARES" shall mean, collectively, the Parent Ordinary Shares and the Series K Shares, each as defined in the Merger Agreement.

             (c) "EXISTING SHARES" shall mean the Parent Shares held by Parent Shareholders as of the date of this Agreement, as set forth on
   Schedule I.







             (d) "PERSON" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

             (e) Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

        2.   AGREEMENTS.

             (a) VOTING AGREEMENT. Each Parent Shareholder shall, at any meeting of the holders of Parent Shares, however called, or in connection with any written consent of the holders of Parent Shares, vote (or cause to be voted) all Parent Shares then held of record or Beneficially Owned by such Parent Shareholder, (i) in favor of the Merger, the execution and delivery by Parent of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and (ii) against any Parent Acquisition Proposal and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement.

             (b) NO INCONSISTENT ARRANGEMENTS. Each Parent Shareholder hereby covenants and agrees that, except as contemplated or permitted by this Agreement and the Merger Agreement, it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Parent Shareholder's Parent Shares, options, warrants or other rights to receive Parent Shares, or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Parent Shares, options, warrants or other rights to receive Parent Shares, or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Parent Shares, (iv) deposit such Parent Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Parent Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

             (c)  PERMITTED TRANSFERS.  Notwithstanding the provisions of
   Section 2(b) hereof, the Parent Shareholders shall be permitted to transfer or consent to any transfer of Parent Shares to the extent that the gross proceeds with respect to any such transfers do not exceed, in the aggregate with respect to all Parent Shareholders, the sum of $4,000,000.

             (d)  GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY.



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                  (i)  Each Parent Shareholder hereby irrevocably grants
   to, and appoints, the Company and A. Christian Schauer and Daniel B. Canavan, or either of them, in their respective capacities as officers of the Company, and any individual who shall hereafter succeed to any such office of the Company, and each of them individually, such Parent Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Parent Shareholder, to vote such Parent Shareholder's Parent Shares, or grant a consent or approval in respect of such Parent Shares in favor of the Transactions and against any Parent Acquisition Proposal.

                  (ii) Each Parent Shareholder represents that there are no existing options, warrants, calls, pre-emptive rights (except as described in the Merger Agreement), irrevocable proxies, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to such Parent Shareholder's Parent Shares, and any proxies heretofore given in respect of such Parent Shareholder's Parent Shares which are revocable are hereby revoked.

                  (iii) Each Parent Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Parent Shareholder's execution and delivery of this Agreement. Each Parent Shareholder hereby affirms that the irrevocable proxy set forth in this SECTION 2(d) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Parent Shareholder under this Agreement. Each Parent Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except that such proxy will automatically be revoked upon termination of this Agreement pursuant to SECTION 7 hereof. Each Parent Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

             (e) NO SOLICITATION. Each Parent Shareholder hereby agrees, in his capacity as a shareholder of Parent, that neither such Parent Shareholder nor any of his affiliates shall (and such Parent Shareholder shall cause his representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not
   to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than the Company, any of its affiliates or representatives) concerning any Parent Acquisition Proposal. Each Parent Shareholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Parent Acquisition Proposal. Each Parent Shareholder will immediately communicate to the Company the terms of any proposal, discussion, negotiation or inquiry (and will disclose any written materials received by the Parent Shareholder in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry which it may receive in respect of any

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   such transaction.  Any action taken by Parent, any Parent Shareholder in his capacity as a member of the Board of Directors of Parent, or by any other member of the Board of Directors of Parent in accordance with Section 5.9 of the Merger Agreement shall be deemed not to violate this SECTION 2(e).

        3. ADJUSTMENTS; ADDITIONAL PARENT SHARES. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of Parent on, of, or affecting the Parent Shares, or (ii) any Parent Shareholder shall become the Beneficial Owner of any additional Parent Shares or other securities entitling the holder thereof to vote or give consent with respect to any matter, then the terms of this Agreement shall apply to the Parent Shares held by such Parent Shareholder immediately following the effectiveness of the events described in clause (i) of this SECTION 3 or such Parent Shareholder becoming the Beneficial Owner of such additional Parent Shares, as described in clause (ii) of this SECTION 3, as though they were Existing Shares hereunder.

        4. REPRESENTATIONS AND WARRANTIES OF THE PARENT SHAREHOLDERS. Each Parent Shareholder hereby represents and warrants to the Company as follows:

             (a) OWNERSHIP OF PARENT SHARES. Such Parent Shareholder is the record and Beneficial Owner of the Existing Shares, as set forth on SCHEDULE I. On the date hereof, the Existing Shares constitute all of the Parent Shares owned of record or Beneficially Owned by such Parent Shareholder. Such Parent Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in SECTION 2 hereof, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

             (b) POWER; BINDING AGREEMENT. Such Parent Shareholder has full power and authority to enter into and perform all of such Parent Shareholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Parent Shareholder will not violate any other agreement to which such Parent Shareholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Parent Shareholder and constitutes the valid and binding agreement of such Parent Shareholder, enforceable against such Parent Shareholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Parent Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Parent Shareholder of the transactions contemplated hereby.



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             (c)  NO CONFLICTS.  No filing with, and no permit,
   authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by such Parent Shareholder and the consummation by such Parent Shareholder of the transactions contemplated hereby and none of the execution and delivery of this Agreement by such Parent Shareholder, the consummation by such Parent Shareholder of the transactions contemplated hereby or compliance by such Parent Shareholder with any of the provisions hereof shall (A) if such Parent Shareholder is other than a natural person, conflict with or result in any breach of any organizational documents applicable to such Parent Shareholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Parent Shareholder is a party or by which such Parent Shareholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Parent Shareholder or any of its properties or assets.

             (d) NO LIENS. Except as permitted by this Agreement, the Existing Shares are now, and at all times during the term hereof will be, held by such Parent Shareholder, or by a nominee or custodian for the benefit of such Parent Shareholder, free and clear of all Liens, except for any Liens hereunder.

             (e) NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Parent Shareholder.

         5. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, including, without limitation, if this Agreement or any of the provisions hereof are found to be violative of, or inapplicable under, any Finnish or other applicable law, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

        6. STOP TRANSFER. The Parent Shareholders shall not request that Parent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Parent Shares, unless such transfer is made in compliance with this Agreement.



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        7.   TERMINATION.  The covenants, agreements, representations and proxy contained herein with respect to the Parent Shares shall terminate upon the earlier to occur of (i) the Effective Time, or (ii) the termination of the Merger Agreement in accordance with its terms.

        8.   MISCELLANEOUS.

             (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

             (b) BINDING AGREEMENT. This Agreement and the obligations hereunder shall attach to the Parent Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Parent Shares shall pass, whether by operation of law or otherwise, including, without limitation, a Parent Shareholder's administrators or successors. Notwithstanding any transfer of Parent Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

             (c) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Company, provided that the Company may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of the Company, but no such assignment shall relieve the Company of its obligations hereunder if such assignee does not perform such obligations.

             (d) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

             (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:










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             If to a Parent Shareholder, to such Parent Shareholder's
             address set forth on SCHEDULE I hereto.

             Copy to:
                            Smith, Gambrell & Russell, LLP
                            Promenade II, Suite 3100
                            1230 Peachtree Street, N.E.
                            Atlanta, Georgia 30309
                            Attention: John D. Saunders
                            Telephone No.: (404) 815-3682
                            Telecopy No.:  (404) 685-6982

             If to the Company:

                            Triple S Plastics, Inc.
                            14320 Portage Road
                            Vicksburg, MI 49097-0905
                            Attention:  A. Christian Schauer
                            Telephone No.: 616-383-0770
                            Telecopy No.:  616-649-3427

             Copy to:

                            Schiff Hardin & Waite
                            6600 Sears Tower
                            Chicago, Illinois 60606
                            Attention: John F. Adams, Esq.
                            Telephone No.: (312) 258-5541
                            Telecopy No.:  (312) 258-5700

   or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

             (f) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

             (g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific

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   performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

             (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

             (i) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

             (j) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

             (k) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof; PROVIDED, however, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

             (l) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT.

             (m) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

             (n) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.




                    [SIGNATURES BEGIN ON FOLLOWING PAGE]




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        IN WITNESS WHEREOF, the Company and the Parent Shareholders have caused this Agreement to be duly executed as of the day and year first above written.

                            TRIPLE S PLASTICS, INC.


                            By:  /s/ A. Christian Schauer
                                 -------------------------------------
                            Name:   A. Christian Schauer
                            Title:  Chief Executive Officer


                            PARENT SHAREHOLDERS:

                            /s/ Jalo Pannanen
                            ------------------------------------------
                            Jalo Pannanen

                            /s/ Elmar Paananen
                            ------------------------------------------
                            Elmar Paananen

                            /s/ Annamari Jukko
                            ------------------------------------------
                            Annamari Jukko

                            /s/ Topi Paananen
                            ------------------------------------------
                            Topi Paananen




















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